UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2020 (March 30, 2020)

SLEEPAID HOLDING CO.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55446	47-3785730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 707, SoHo T2, Tianshan Plaza Changing District, Shanghai, China 200051
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: +86 13141099919

Rm 10 1/F Wellborne Commercial Centre

8 Java Road

North Point, Hong Kong

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 30, 2020, Lowell Holden, tendered his resignation as Chief Executive Director, Chief Financial Director and director of Sleepaid Holding Co. (the “Company”), effective immediately. On the same day, the board of directors accepted his resignation. Mr. Holden’s resignation is for personal reason and is not the result of any disagreement with the Company regarding the operations, policies or practices of the Company.

On March 30, 2020, the board of directors of the Company appointed Mr. Huihe Zheng as President, Treasurer and Secretary to fill in the vacancies created by Mr. Holden’s resignation, effective immediately.

Huihe Zheng, 39, has served as our director since March 2019 and is a principal stockholder of the Company. Mr. Zheng is also a principal stockholder, director and executive officer of 24/7 Kid Doc, Inc., a Florida corporation engaged in telemedicine business (OTCQB: TVMD) since March 2020. Mr. Zheng has more than twenty years of experience in investment and wealth management. Mr. Zheng has served as Chairman of Shanghai Dingchan Industrial Co., Ltd., which he founded in November 2013, a company primarily engaged in wholesale and distribution of computer equipment and components. Mr. Zheng has served as Chief Executive Officer and Chairman of Shanghai Hewu Investment Management Co., Ltd., an investment company, since he founded the company in January 2016. From 1999 to 2016, Mr. Zheng primarily focused on securities trading in stock markets in China and abroad. Mr. Zheng graduated from University of Southampton in 2019 with a bachelor’s degree in accounting and finance.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SLEEPAID HOLDING CO.

Date: April 14, 2020	By:	/s/ Huihe Zheng
Huihe Zheng
President

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